                                                                   EXHIBIT 10.10


                                   AGREEMENT

     This Agreement is entered into as of Sep 29/th/, 1999, by and between IMX, Inc., a California corporation ("IMX"), and Contour Software, Incorporated, a Calif corporation ("Contour").

                                  Background

     A. IMX owns and operates an internet based exchange (the "IMX Exchange") which uses proprietary software and on which (i) mortgage loan brokers ("Brokers") post mortgage loan applications for specific loan transactions, and
(ii) mortgage loan lenders ("Lenders") review the posted loan applications and submit loan pricing proposal terms to the Broker, and (iii) the Brokers select which Lender's pricing proposal to accept, and (iv) the Lenders pay an "Exchange Fee" to IMX for loans placed from use of the IMX Exchange.

     B. Contour has developed and sells to Brokers a computer software package which is used by Brokers to prepare mortgage loan applications (the "Contour Mortgage Origination Software" or the "Contour Software").

     C. IMX and Contour wish to enter into a strategic business alliance under which all mortgage loans that are originated by Brokers using Contour Software shall be automatically posted on the IMX Exchange.

                                   Agreement

     Now, Therefore, in consideration of the foregoing and the mutual covenants contained herein, the Parties agree as follows:

     1.   Strategic Alliance.
          ------------------

          1.1 Pursuant to the terms and conditions set forth in this Agreement, IMX and Contour hereby agree to enter into a strategic alliance pursuant to which all mortgage loans that are originated by Brokers using the Contour Mortgage Origination Software, or its subsequent versions, shall be seemlessly and automatically posted to the IMX Exchange. This seemless automatic posting of loans will remain exclusive to IMX for the term of this Agreement. Contour will assist IMX in marketing the IMX Exchange to its Broker users.

          1.2  The "Seemless Automatic Posting" functionality referenced in
Section 1.1 means that (a) once a Broker user of the Contour Software has given the Broker's one-time, up-front election decision to participate in the IMX Exchange feature of the Contour Software, then (b) all subsequent loan applications prepared by that Broker using the Contour Software will invisably, seemlessly and automatically be posted to the IMX Exchange, without the Broker having to "click" any feature or take any additional action.

[*]= CERTAIN INFORMATION ON THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          1.3 The "exclusive" nature referenced in Section 1.1 means that Contour will not permit or facilitate the Seamless Automatic Posting of any of the loan application information to any Competitor other than the IMX Exchange. "Competitor" means any internet web site, exchange, electronic trading arena, or the like, that is designed to facilitate communication or placement of mortgage loans between individual brokers and multiple wholesale lenders. Notwithstanding the above, Contour is permitted to facilitate placement of individual loans with specific individual lenders as long as the auto post feature is not used (i.e. requires a manual click per loan).


     2.   Consideration From IMX to Contour.
          ---------------------------------

          2.1 IMX will grant to Contour a stock warrant to purchase [***] shares of IMX Series D preferred stock, at an exercise price of $4.75 per share. The warrant expires in ten years and provides for early exercise upon the sale or merger of IMX or an IPO for IMX. The warrant includes an "anti-dilution" provision specifying adjustment of the warrant price and number of shares in certain customary circumstances. A copy of the form of Stock Warrant is attached hereto.

          2.2 IMX will pay to Contour a development fee of [***] half of which will be paid upon the Parties signing this Agreement, with the other half to be paid once the interface development referenced in Section 3.1 hereof is completed and "goes live" between the Contour Software and the IMX Exchange.

          [***]

     3.   Responsibilities.
          ----------------

          3.1 IMX and Contour will jointly develop the necessary interface to facilitate the seamless, invisible, and automatic export to the IMX Exchange of the loan application data from the participating Brokers who use the Contour Software. Both Parties agree to make this interface development the top priority for their respective engineering teams. The software specifications for such interface, and the splash screen presentation to the Broker user, and all other wording, images and features of the interface shall be subject to the mutual approval of both Parties. It is recognized that Contour will need to take the primary responsibility for developing the modifications to the Contour Software in order to facilitate the interface, and that IMX will need to be an active co-participant in such development. It is recognized that IMX will need to take the primary responsibility for developing the unique linkage specifications for the automatic posting features of the interface (the "Unique Linkage Specifications").

          3.2 Contour will cooperate and assist IMX in marketing the IMX Exchange to its Broker customers by providing access to customer contacts, addresses, telephone numbers, etc. Both parties shall work together to develop and prepare a joint co-marketing plan within the next sixty (60) days.

[*]= CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          3.3 IMX and Contour will each provide customary and appropriate technical support and updates to its own software, in order to best facilitate
(a) the interface between the Contour Software and the IMX Exchange, and (b) the Brokers' use of the same.

     4.   Term. The initial term of this strategic alliance shall be 48 months
          ----
from the "go live" introduction of the automatic posting of loans. The term shall be automatically renewed for successive 12-month terms unless a Party provides the other Party with a notice of non-renewal at least 180 calendar days before the renewal date. The term of this strategic alliance may be earlier terminated by a Party due to the material default of the other Party, if such default is not cured within 30 days after written notice of the default is given to the defaulting Party.

     5.   Confidentiality and Intellectual Property Rights.
          ------------------------------------------------

          5.1 Each Party hereby agrees to maintain the confidentiality of the other Party's confidential information and proprietary information, and each Party hereby agrees to not use the other Party's confidential information and proprietary information other than as is expressly contemplated by this Agreement.

          5.2 Without limiting the generality of the foregoing, each Party hereby agrees that it will not attempt to decompile, decipher, disassemble, reverse engineer or decrypt the source code or other proprietary features of the other Party's software or other intellectual property.

          5.3 Each Party shall retain full and sole ownership of its own intellectual property rights, particularly including its own software and all improvements and enhancements, and all copyrights and all trade secrets. Excepting only for and to the extent necessary for implementing the transactions and activities specified in this Agreement, no license rights are granted by either Party to the other Party for use of any intellectual property rights.

          5.4 With respect to the development by IMX of the Unique Linkage Specifications, IMX shall retain sole ownership thereof; and Contour shall be entitled to use the same only for the performance of this Agreement with IMX.

          5.5 IMX hereby authorizes Contour to post the IMX trademarks on the Contour Software for purposes of implementing this Agreement, all in accordance with specifications to be mutually approved by both Parties. Similarly, Contour hereby authorizes IMX to post the Contour trademarks on the IMX Exchange for purposes of implementing this Agreement, all in accordance with specifications to be mutually approved by both Parties.

          5.6 Each Party shall be entitled to include on its internet web site one or more links and/or icons to the other Party's internet web site, but in each instance, subject to the prior review and reasonable approval as to the specifications for such matters.

     6.   Press Release. The Parties will consult with each other with regard
          -------------
to the terms and substance of and any and all press releases, announcements or other public statements with respect to the transactions contemplated hereby. The Parties further agree that no Party will release any such press release, announcement or other public statement without the prior approval of the other Party, unless such release is required by law and the Parties cannot approve a mutually acceptable form of release.

     7.   Expenses.  Except as otherwise set forth in this Agreement, each Party
          --------
shall bear its own costs and expenses associated with the transactions contemplated.

     8.   Warranties and Limitations on Liability.
          ---------------------------------------

          8.1  Each Party hereby represents and warrants that:

               (a) All work to performed in connection with the development, update, support, maintenance of its software, and other services performed under this Agreement shall be performed in a prompt, professional and workmanlike manner.

               (b) Its software shall be free of defects in material and workmanship.

               (c) Each Party will be solely responsible for its own software and its own operations, and the other Party shall not have any responsibilities or liabilities therefor.

               (d) Each Party has full power to enter into and perform this Agreement, and the person signing this Agreement on its behalf has been duly authorized and empowered to enter into this Agreement.

               (e) This Agreement does not, and shall not, violate any other agreement of such Party with a third party.

          8.2 EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTIES IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT, AND EACH PARTY HEREBY DISCLAIMS ANY AND ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF NON-INFRINGEMENT OF THIRD PARTY RIGHTS, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NEITHER PARTY WARRANTS THAT ITS SOFTWARE OR WEB SITE WILL OPERATE ERROR-FREE OR WITHOUT INTERRUPTION.

          8.3 EXCEPT FOR LIABILITY RESULTING FROM FRAUD, GROSS NEGLIGENCE, INTENTIONAL MISCONDUCT, BREACH OF CONFIDENTIALITY, OR MISAPPROPRIATION OF INTELLECTUAL PROPERTY RIGHTS, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING OUT OF THIS AGREEMENT OR ITS TERMINATION, WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, AND IRRESPECTIVE OF WHETHER SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE.

     9.   General.
          -------

          9.1 This Agreement is governed by California law without regard to the conflicts of laws principles thereof.

          9.2 In the event of invalidity of any provisions of this Agreement, the Parties agree that such invalidity shall not affect the validity of the remaining portions of this Agreement.

          9.3 This Agreement completely and exclusively states the agreement of the Parties regarding the subject matter and it supersedes and its terms govern all prior proposals and agreements, oral or written, regarding such subject matter, with the exception of any nondisclosure and/or confidentiality agreements currently in effect among the Parties.

          9.4 This Agreement may be changed only by written agreement of authorized representatives of the Parties.

          9.5 The Parties hereto are independent contractors. Nothing contained herein or done in pursuance of this Agreement shall constitute either Party the agent of the other Party for any purpose or in any sense whatsoever, or constitute the Parties as partners or joint ventures.

          9.6 This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns. Neither Party may assign any of its rights, obligations or privileges (by operation of law or otherwise) hereunder without the prior written consent of the other Party, which shall not be unreasonably withheld; provided, however, that either Party shall have the right to assign its rights, obligations and privileges hereunder without obtaining any consent to such assignment from the other Party in the event of a merger, acquisition or sale of all or substantially all of that Party's business or assets in which the acquiring Party agrees in writing to assume all such rights, obligations and privileges hereunder.

          9.7 Any notice required or permitted to be given by either Party under this Agreement shall be in writing and shall be delivered personally, or by telecopy confirmed by registered or certified letter, or by a nationally recognized overnight delivery service, to the other Party at its address first set forth above, or such new address as may from time to time be supplied hereunder by the Parties hereto.

          9.8 Except for the payment of money, no default, delay or failure to perform on the part of either Party shall be considered a breach of this Agreement if such default, delay or failure to perform is shown to be due to causes beyond the reasonable control of the Party charged with a default, including, but not limited to, causes such as riots, civil disturbances, actions or inaction's of governmental authorities or suppliers, epidemics, war, embargoes, severe weather, fire, earthquakes, acts of nature or the public enemy, nuclear disasters, or default of a common carrier; provided, however, that for the duration of such force majeure the Party charged with such default must continue to use all reasonable efforts to overcome such force majeure.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date set forth above.

IMX, Inc.                                Contour Software, Incorporated

By: /s/ Jeffrey A. Pullen                By: /s/ Scott Cooley
    --------------------------------         -------------------------------

Print Name: Jeffrey A. Pullen            Print Name: Scott Cooley
            ------------------------                 -----------------------

Title: CFO                               Title: President
       -----------------------------            ----------------------------